EXHIBIT 13

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing amendment to the statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. This agreement may be included as an exhibit to such joint filing.

Dated: October 17, 2023

SEARCHLIGHT III CVL, L.P.

By:	Searchlight III CVL GP, LLC

Its:	general partner

By:	/s/ Andrew Frey
Name: Andrew Frey Title: Authorized Person

SEARCHLIGHT III CVL GP, LLC

By:	/s/ Andrew Frey
Name: Andrew Frey Title: Authorized Person

SEARCHLIGHT CAPITAL PARTNERS, L.P.

By:	/s/ Andrew Frey
Name: Andrew Frey Title: Authorized Person

SEARCHLIGHT CAPITAL PARTNERS, LLC

By:	/s/ Andrew Frey
Name: Andrew Frey Title: Authorized Person

Annex A

Members of Searchlight Capital Partners, LLC

Name	Business Address	Citizenship
Eric Zinterhofer	745 Fifth Avenue, 27th Floor New York, NY 10151 United States	American
Oliver Haarmann	745 Fifth Avenue, 27th Floor New York, NY 10151 United States	German
Erol Uzumeri	745 Fifth Avenue, 27th Floor New York, NY 10151 United States	Canadian

Sole Member of Searchlight III CVL GP, LLC

Name	Business Address	Citizenship
Eric Zinterhofer	745 Fifth Avenue, 27th Floor New York, NY 10151 United States	American